As filed with the Securities and Exchange Commission on November 5, 2015

Registration No.: 333-204069

United States

Securities and Exchange Commission

Washington, D.C. 20549

Amendment No.5

to

Form F-4

Registration Statement

Under

The Securities Act of 1933

SPI Energy Co., Ltd.

(Exact name registrant as specified in its Charter)

Cayman Islands	3674	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

7F/B Block, 1st Building, Jinqi Plaza

No. 2145 Jinshajiang Road, Putuo District

Shanghai, P.R. China

Telephone: +86 021-80129001

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue,

New York, NY 10011

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel B. Eng

Weintraub Tobin

475 Sansome Street, Suite 1800

San Francisco, CA 94111 USA

(415) 443-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the flowing box and list the Securities Act Registration Statement number of the earliest effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(2)	Proposed maximum offering price per share	Proposed maximum Aggregate offering price(3)	Amount of registration fee
Ordinary Shares	638,000,000	$1.855	$1,183,490,000	$119,177.45(4)

(1)	American depositary shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby will be registered under a separate registration statement on Form F-6. Each ADS represents ten (10) ordinary shares.
(2)	Relates to ordinary shares, $0.000001 par value per share, of SPI Energy Co., Ltd., or SPI Energy, issuable to holders of common stock, $0.0001 par value per share, of Solar Power, Inc., or SPI, in the proposed redomicile merger of SPI whereby SPI will merge within and into a wholly-owned subsidiary of SPI Energy and in which holders of SPI common stock acquired prior to the time when this registration statement becomes effective shall receive ADSs representing SPI Energy ordinary shares. The number of SPI Energy ordinary shares to be registered is based on the maximum number that is expected to be issued and represented by ADSs pursuant to the redomicile merger. The actual number of ordinary shares issued and represented by ADSs pursuant to the redomicile merger may be less than the number of ordinary shares being registered.
(3)	Pursuant to Rule 457 under the Securities Act of 1933, as amended and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price was calculated as the product of $1.855 (the average high and low price of SPI common stock on October 29, 2015) and 638,000,000 ordinary shares representing the maximum number of shares of SPI common stock which may be exchanged and represented by ADSs in the redomicile merger times $100.70 per million.
(4)	Previously paid.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 5 to the Registration Statement on Form F-4 (Registration No. 333-204069) (the “Registration Statement”) of SPI Energy Co., Ltd. is being filed solely to re-file Exhibit 5.1 to the Registration Statement. Accordingly, this Amendment No. 5 consists solely of the facing page, this explanatory note, Part II of the Registration Statement, Exhibit 5.1 and the signature page. This Amendment No. 5 does not modify any provision of the Registration Statement except as specifically noted herein.

1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

The articles of association of the Registrant provide for the indemnification of its directors and officers. Specifically, under the indemnification provisions, the Registrant will indemnify its directors and officers to the fullest extent permitted by law against liabilities that are incurred by the directors or officers while executing the duties of their respective offices. The directors and officers, however, will not be entitled to the indemnification if they incurred the liabilities through their own fraud, willful neglect or willful default.

The Registrant is an exempted company with limited liability incorporated in the Cayman Islands. As such, it is subject to and governed by the laws of the Cayman Islands with respect to the indemnification provisions. Although the Companies Law (2103 Revision) of the Cayman Islands does not specifically restrict a Cayman Islands company’s ability to indemnify its directors or officers, it does not expressly provide for such indemnification either. Certain English case law (which is likely to be persuasive in the Cayman Islands), however, indicate that the indemnification is generally permissible, unless there had been fraud, willful default or reckless disregard on the part of the director or officer in question.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 that might be incurred by any director or officer in his capacity as such.

Prior to or in connection with the Redomicile Merger, SPI Energy expects to enter into indemnification agreements with the directors and executive officers in the form attached hereto as Exhibit 10.1 to this Registration Statement.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit No.	Description

2.1	Second Amended and Restated Agreement and Plan of Merger and Reorganization (included in Annex A of the consent solicitation statement/prospectus)**

3.1	Memorandum of Association and Articles of Association of SPI Energy Co., Ltd.**

3.2	Proposed Form of Amended and Restated Memorandum of Association and Articles of Association of SPI Energy Co., Ltd. (included in Annex B of the consent solicitation statement/prospectus)**

4.1	Specimen Ordinary Share Certificate of SPI Energy Co., Ltd.**

4.2	Form of Deposit Agreement with The Bank of New York Mellon**

5.1	Legal Opinion of Maples and Calder

8.1	Tax Opinion of Weintraub Tobin**

10.1	Form of Indemnification Agreement**

10.2	2015 Equity Incentive Plan of SPI Energy Co., Ltd.**

21.1	List of Subsidiaries**

23.1	Consent of Maples and Calder (included in Exhibit 5.1)

23.2	Consent of Weintraub Tobin (included in Exhibit 8.1)**

23.3	Consent of Hankun Law Offices**

Exhibit No.	Description

23.4	Consent of Independent Registered Public Accounting Firm — KPMG Huazhen LLP**

23.5	Consent of Independent Registered Public Accounting Firm — Crowe Horwath LLP**

23.6	Consent of Independent Auditor — KPMG Huazhen LLP (SinSin Renewable Investment Limited)**

23.7	Consent of Independent Auditor — KPMG Huazhen LLP (Photovoltaika Parka Verioa I Anonymi Etaireia)**

23.8	Consent of Independent Auditor — KPMG Huazhen LLP (Jasper PV Makedonia Production of Energiaki S.A.)**

23.9	Consent of Independent Auditor — KPMG Huazhen LLP (Astraios Energeiaki Photovoltaic Projects A.E.)**

23.10	Consent of Independent Auditor — KPMG Huazhen LLP (Orion Energeiaki Anonimi Etaireia)**

23.11	Consent of Independent Auditor — KPMG (Solar Juice Pty Limited)**

23.12	Consent of Independent Auditor — KPMG Huazhen LLP (Gonghe County Xinte Photovoltaic Co., Ltd.)**

24.1	Power of Attorney (included on signature page)**

99.1	Form of Written Consent**

**	Previously filed

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Inapplicable.

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

The registrant undertakes that every prospectus: (1) that is filed pursuant to the immediately preceding paragraph, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused Pre-Effective Amendment No. 5 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Putuo District, Shanghai, PRC on November 5, 2015.

SPI ENERGY CO., LTD.

/s/ Roger Dejun Ye
By:	Roger Dejun Ye
Title:	Chief Executive Officer
(Principal Executive Officer)

/s/ Amy Jing Liu
By:	Amy Jing Liu
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date
/s/ Xiaofeng Peng
Xiaofeng Peng, Chairman of the Board	November 5, 2015

/s/ Min Xiahou*
Min Xiahou, Deputy Chairman of the Board	November 5, 2015

/s/ Lang Zhou*
Lang Zhou, Director	November 5, 2015

/s/ Gang Dong*
Gang Dong, Director	November 5, 2015

/s/ Jeffrey Yunan Ren*
Jeffrey Yunan Ren, Director	November 5, 2015

/s/ Amy Jing Liu
Amy Jing Liu, Director	November 5, 2015

*	By Amy Jing Liu pursuant to a power of attorney.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of SPI Energy Co., Ltd., has signed this registration statement in the City of Shanghai, PRC, on November 5, 2015.

AUTHORIZED U.S. REPRESENTATIVE

/s/ Amy Jing Liu
Name:	Amy Jing Liu
Title:	Chief Financial Officer of Solar Power, Inc.